Exhibit 10.11

Bank of America, N.A.

MASTER LOAN AGREEMENT

THIS MASTER LOAN AGREEMENT, dated as of the 9th day of March, 2000 (the “Loan Agreement” or “Agreement”), is made by and between Parker & Lancaster Corporation (the “Borrower”), with its principal place of business in Richmond, Virginia, and Bank of America, N.A., a national banking association organized and existing under the laws of the United States (the “Bank”).

RECITALS

A.            Borrower has applied to Bank for a revolving line of credit in the principal amount of $17,500,000.00 (the “Loan”) to be used for the purpose of purchasing developed residential lots and constructing single family dwellings on individual lots now owned or to be acquired by Borrower in subdivisions approved by Bank in cities and counties in the Richmond, Virginia; Charlotte, Greensboro and Raleigh, North Carolina; and Fort Mill, South Carolina market areas.

B.            Bank has agreed to establish a master note and master deed of trust structure under which advances may be made for the purchase of developed residential lots and construction of single family dwellings on individual lots in accordance with plans, specifications, terms, and conditions approved by Bank.

C.            Bank is willing to make the Loan described above based on the terms and conditions set forth in this Loan Agreement and in the Loan Documents referred to herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises, of the Loan advances which may be agreed to be made by Bank to Borrower hereinafter and the Note and Deed of Trust given by Borrower in evidence thereof, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Bank hereby agree as follows:

ARTICLE I

Definitions

1.1           For the purposes hereof:

(a) “Borrower’s Representative” means the person or persons designated in writing to Bank by Borrower as being authorized to request Loan disbursements on Borrower’s behalf. Unless and until changed by written notice to Bank, Borrower designates as its Borrower’s Representative.

(b) “Closing Date” means the date as of which this Loan Agreement is executed by Borrower and Bank.

(c) “Collateral” means all real and personal property of every kind and nature now or hereafter securing the Loan, including the Property (as defined in the Deed of Trust).

(d) “Commitment” means Bank’s commitment letter to Borrower dated March 9, 2000 (and all amendments thereto). The parties intend that this Agreement and the Loan Documents shall control in the event of a direct conflict with the Commitment.

(e) “Construction Documents” means all contracts, plans or documents concerning the construction of the Improvements and any addenda, amendments or modifications thereto.

(f) “Construction Loan Commitment” means the agreement of Bank to set aside a portion of the Loan, as defined herein, for the construction of a Unit on Land.

(g) “Contract Unit” means a Unit owned by Borrower and covered by a Firm Contract.

(h) “Deed of Trust” means the Credit Line Deed of Trust dated April 10, 1990 executed by Borrower for the benefit of Bank originally recorded in the Clerk’s Office of the Circuit Court of the County of Chesterfield, Virginia in Deed Book 2081, at Page 1525; the Deed of Trust and Security Agreement dated July 2, 1999 executed by Borrower for the benefit of Bank originally recorded with the Register of Deeds for Union County, Monroe, North Carolina in Deed Book 1276, at Page 308 and the subsequent recording of the Deed of Trust and Security Agreement dated July 2, 1999 executed by Borrower for the benefit of Bank with the Register of Deeds for Mecklenburg County, North Carolina in Deed Book 10629, at Page 402; and the Deed of Trust and Security Agreement dated October 25, 1999 executed by Borrower for the benefit of Bank originally recorded with the Register of Deeds for Wake County, North Carolina in Deed Book 008452, at Page 01395, encumbering the Property (as defined in the Deed of Trust), and the various extensions, modifications, supplements, renewals and/or replacements thereof. The defined term Deed of Trust shall also include additional Deeds of Trust and Security Agreements that are anticipated to be executed by Borrower conveying to Bank various parcels of real estate located in other jurisdictions in the State of North Carolina to additionally and further secure the Note and one or more First Mortgage and Security Agreements that are anticipated to be executed by Borrower conveying to Bank various parcels of real estate located in jurisdictions in the State of South Carolina to additionally and further secure the Note.

(i) “Default” means an event of default as defined in the Deed of Trust.

(j) “Draw Request” means a verbal request for any disbursement of Loan proceeds by an authorized Borrower’s Representative.

(k) “Firm Contract” means an arm’s length, bona-fide binding contract for purchase and sale, in form and content satisfactory to Bank, with no contingencies except a first mortgage financing contingency and/or other contingencies approved by Bank, for the sale of a Lot or a Unit to a purchaser unaffiliated and unrelated to Borrower or Guarantors.

(l) “General Contractor” means Parker & Lancaster Corporation, who will serve as the general contractor in accordance with the Construction Documents. If a General Contractor is not engaged or is not named here, any obligation of the General Contractor referred to in the Loan Documents shall be the obligation of Borrower to perform or to cause to be performed.

(m) “Governmental Authorities” means any local, state, or federal governmental agency, regulatory body or office, or any quasi-governmental office (including health and environmental), or any officer or official of any such agency, office, or body whose consent or approval is required as a prerequisite to the commencement of the construction of the Improvements or to the operation and occupancy of the Improvements or to the performance of any act or obligation or the observance of any agreement, provision or condition of whatsoever nature herein contained.

(n) “Guarantors” means collectively, and jointly and severally, J. Russell Parker, III and Barbara H. Parker.

(o) “Guaranty” means the Guaranty executed by Guarantors in favor of Bank, providing for Guarantor’s payment of all sums due under the Loan Documents and of performance of all obligations of Borrower thereunder, including, without limitation, timely completion of the Improvements in accordance with the Construction Documents and Loan Documents.

(p) “Improvements” means all single family residences, structures and dwellings constructed or to be constructed on the Land, together with all fixtures and appurtenances now or later to be located on the Land and/or in such Improvements.

(q) “Land” means the real property described in the Deed of Trust at the inception of the Loan and as may be later included by supplement or modification agreement.

(r) “Loan Documents” means this Loan Agreement, the Note and any finding agreement, the Deed of Trust, the Guaranty and any other document or writing evidencing or securing the Loan, including any extension, modification, amendment or restatement of or substitution for any of the foregoing.

(s) “Lot Loan Commitment” means the agreement of Bank to set aside a portion of the Loan, as defined herein, for the acquisition of a Lot.

(t) “Lots” means developed residential lots acquired, or to be acquired, by Borrower to be held in inventory and to be built on at a later date. Lots, by definition, exclude any lot which is part of a Unit.

(u) “Model Unit” means a Unit constructed and furnished initially for inspection by prospective purchasers.

(v) “Note” means the Promissory Note of even date herewith executed by Borrower in favor of Bank in the principal amount of SEVENTEEN MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($17,500,000.00) as well as any promissory note, sub-note, or other notes issued by Borrower in substitution, replacement, extension, future advance, amendment or renewal of the Note or any such promissory note or notes. Exhibit “C” attached, entitled “Bank Financed Inventory As Of March 9, 2000”, list properties as of March 9, 2000 financed by Bank for Borrower under various previously executed notes. A $17,500,000.00 note dated May 27, 1999 evidencing the March 9, 2000 indebtedness of Borrower to Bank will be replaced by this $17,500,000.00 Note. The various notes evidencing the March 9, 2000 indebtedness of Borrower to Bank for certain properties located in North Carolina (identified by an “ on Exhibit C) will not be replaced by the $17,500,000.00 Note except that future extensions of matured loans or the conversion an existing lot loan to a construction loan may be made under, evidenced by and otherwise substituted or replaced by this $17,500,000 Note. All new (not previously committed) and pending (committed but not closed) loans will be made under and evidenced by this $17,500,000.00 Note.

(w) “Plans” means plans and specifications for the construction of the Improvements submitted to and approved by Bank from time to time, and including such amendments thereto as may from time to time be made by Borrower and approved by Bank.

(x) “Security Documents” means the Deed of Trust and any other instrument executed to establish and perfect Bank’s lien, and any extensions, modifications, renewals, or replacements thereof.

(y) “Spec Unit” means a Unit for which a Firm Contract has not been executed.

(z) “Unit” means a portion of the Land and its respective Improvements constituting a single residential dwelling unit and, by further definition, includes the Lot on which the Unit is being constructed. Unit shall include Contract Units, Spec Units and Model Units.

(aa) “Unit Release Price’ shall mean the partial release price for each Lot or Unit as set forth in Exhibit “B” attached hereto and incorporated herein.

Capitalized terms not defined in this Loan Agreement shall have the meanings ascribed to them in the Deed of Trust.

ARTICLE II

The Loan

2.1           Loan Terms Subject to the terms and conditions of this Loan Agreement, Bank will lend and Borrower will borrow up to a principal sum of SEVENTEEN MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($17,500,000.00), which borrowing shall be evidenced by the Note. Also, all of the terms, definitions, conditions, and covenants of the Note, the Guaranty, the Deed of Trust, and any other documents executed in connection therewith or pursuant thereto are expressly made a part of this Loan Agreement by reference in the same manner and with the same effect as if set forth herein at length and shall have the meaning set forth in such instrument(s) unless otherwise defined herein. Each request by Borrower to Bank for funding of Loan proceeds for a new (not previously committed) Lot or Unit shall be subject to the approval of Bank at the time of Borrower’s request.

2.2           Revolving Loan The Loan is a revolving line of credit and the principal amount outstanding under the Loan may increase or decrease from time to time as Borrower draws and repays Loan funds thereunder. Provided Borrower is not in Default, outstanding amounts under the Loan may be repaid or reborrowed from time to time subject to the terms, conditions and limitations set forth in this Agreement, but the total amount to be disbursed for all Lots and Units committed under the Loan from time to time shall not exceed the original, principal amount of the Note. At such time as Bank makes the initial disbursement on a Lot or a Unit, the availability under the Loan shall be reduced by the entire committed amount for said Lot or Unit. At such time as Borrower pays Bank in full all principal, interest and fees associated with said Lot or Unit, the availability under the Loan shall be increased by the full committed amount for said Lot or Unit.

2.3           Loan Purpose The purpose of the Loan is to finance the purchase of developed residential lots and the purchase and construction costs of Units in subdivisions approved by Bank in the cities and counties in the Richmond, Virginia; Charlotte, Greensboro and Raleigh, North Carolina; Fort Mill, South Carolina market areas. Loan proceeds shall be used solely to purchase Lots and fund the direct and indirect costs of construction of Units for which Bank has approved the Plans. Borrower states for the express benefit and reliance of Bank that it has not relied and is not relying on any binding obligation on the part of Bank to finance the construction of a particular number of Units.

2.4           Limitations on Use of Loan Proceeds Bank will disburse Loan proceeds for Lot purchases and construction of Units subject to the terms and conditions of this Loan Agreement and the following limitations:

(a)          The amount to be funded for a Lot purchase, to be built on at a later date, shall be in an amount equal to 85% of the lesser of (i) the appraised value of said Lot, as determined by an appraisal satisfactory to Bank (which appraisal shall be at Borrower’s sole expense), or (ii) Borrower’s purchase price for said Lot.

(b)          The amount to be funded on a Unit shall be an amount equal to 80% of the lesser of (i) the “completed value” of such Unit, which shall be determined by an appraisal satisfactory to Bank (which appraisal shall be at Borrower’s sole expense), or (ii) the contracted purchase price of the Unit, if applicable. In connection with the construction of a Unit, up to 100% of Borrower’s purchase price for the lot may be disbursed from Loan proceeds.

(c)          Use of Loan proceeds for the purchase of Lots shall be limited to $2,500,000.00 at any one time. Use of Loan proceeds for the purchase of Lots in Shannamara, Hampton Park and River’s Bend shall be limited to $1,000,000.00, $750,000.00 and $750,000.00, respectively. Use of Loan proceeds for the purchase of Lots in all other subdivisions shall be limited to $500,000.00 per subdivision. Bank retains the right to establish and approve additional sub-limits on the maximum amount of Loan proceeds that may be disbursed for the purchase of Lots or the maximum number of lots that may be purchased within any one subdivision or any one subsection within a Planned Unit Development. Approval of such Bank sub-limits may be confirmed in writing by separate letters from Bank.

(d)          Use of Loan proceeds for the construction of Units (Contract Units, Spec Units and Model Units combined) shall be limited to at any one time to the amount available under the Loan. Use of Loan proceeds for the construction of Spec Units shall be limited to a total of sixty-five (65) at any one time. Use of Loan proceeds for the construction of Model Units shall be limited to twelve (12) at any one time. Additionally, at no time shall the total of Spec Units and Model Units exceed sixty-five (65). Further, the ratio of Spec Units and Model Units to Contract Units shall not exceed 60%/40% for the 4 and l fiscal quarters of Parker & Lancaster Corporation and 70%/30% for the 2 and 3 fiscal quarters of Parker & Lancaster Corporation. Use of Loan proceeds for the construction of Spec Units shall be limited at any one time to 10 in Shannamara, 10 in Hampton Park and 5 in all other subdivisions or subsection within a Planned Unit Development. Bank retains the right to establish and approve additional sub-limits on the maximum number of Spec Units and Model Units being financed with Loan proceeds within any one subdivision or any one subsection within a Planned Unit Development. Approval of such Bank sub-limits may be confirmed in writing by separate letters from Bank.

(e)          Corporate limitations shall include (i) a maximum inventory of developed residential lots of one hundred sixty (160), (ii) a maximum inventory of Spec Units and Model Units of one hundred sixty (160), (iii) a maximum ratio of Spec Units and Model Units to Contract Units of 60%/40% for the l 2 3” and 4 fiscal quarters of Parker & Lancaster Corporation and (iv) a maximum number of Spec Units, Model Units and Contract Units combined in inventory of three hundred (300).

(f)           The Loan proceeds will be used only for the purchase of Lots and construction of Units in subdivisions in cities and counties in the Richmond, Virginia; Charlotte, Greensboro and Raleigh, North Carolina; and Fort Mill, South Carolina market areas that have been approved in advance by Bank in its sole discretion. Borrower shall request Bank’s approval of each subdivision in which Borrower intends to purchase Lots or construct Units, and will furnish Bank such subdivision plats, sales data or other information as Bank shall require with respect to each subdivision.

(g)          All Loan proceeds disbursed in connection with the construction of each individual Unit (a Contract Unit, a Spec Unit or a Model Unit) shall be due and payable within twelve (12) months after the closing date of the loan on such Unit. All Loan proceeds disbursed in connection with the purchase of each individual Lot shall be due and payable within nine (9) months after the closing date of the loan on such Lot. Any extensions or renewals thereof shall be in Bank’s sole discretion.

(h)          Only residential Units and developed residential Lots shall be financed by the Loan.

(i)           Unless otherwise approved in writing by Bank, at such time as the number of Spec Units financed under the Loan is equal to the number of Spec Units outlined in Section 2.4 (d) above, additional Spec Units may only be commenced upon (i) payment of all Loan advances for one of the Spec Units or (ii) such earlier time as one of the Spec Units becomes a Contract Unit. Unless otherwise approved in writing by Bank, at such time as the number of Model Units financed under the Loan is equal to the number of Model Units outlined in Section 2.4 (d) above, additional Model Units may only be commenced upon (1) payment of all Loan advances for one of the Model Units or (ii) such earlier time as one of the Model Units becomes a Contract Unit. All Contract Units upon which the sales contract has been canceled due to the default of the buyer and which are available for sale, shall become designated as a Spec Unit.

(j)           Bank shall not be obligated to make loan disbursements for materials stored on or off site.

2.5           Maturity Date.      The maturity date of the Loan (the “Maturity Date”) is set forth in the Note. Bank’s obligation to disburse any Loan proceeds shall cease on the Maturity Date. If, on the Maturity Date, there are unfinished Units then under construction for which Bank has advanced Loan proceeds, Bank may, in its sole and absolute discretion (but is not obligated to) continue funding construction of those incomplete Units only, notwithstanding the cessation of Bank’s obligation to make further disbursements under the Loan. If Bank so elects to continue funding for such unfinished Units, Bank shall, provided that no Default exists, extend the Maturity Date to the date that is six (6) months after the original Maturity Date. During such continued funding, the terms and conditions of the Note and the other Loan Documents shall continue to apply to such fundings, but Borrower shall execute such extension and/or modification agreements as Bank may deem necessary in connection therewith. Under no circumstances shall Bank be obligated to fund for the purchase of new developed residential Lots or for the commencement of construction of new Units after the original Maturity Date.

ARTICLE III

Disbursements

Bank agrees that it will, from time to time, and so long as there shall exist no Default, but not more frequently than one (1) time per month per Unit, disburse Loan proceeds for the construction of a specific Unit subject to the terms and conditions of this Agreement.

3.1           Request for Initial Funding for Lot Acquisition or Commencement of Construction of a Unit. When Borrower wishes to purchase a Lot or commence funding for construction of a particular Unit, Borrower shall submit all items required in Articles N and V as conditions precedent to disbursements, to the extent applicable. All supporting documentation shall be submitted no later than five (5) days prior to the requested date of the initial disbursement for a Lot or Unit. No disbursement by Bank shall constitute an approval or acceptance by Bank of any construction work or constitute a waiver by Bank of any conditions precedent to any future disbursements. Bank shall not be obligated to approve any disbursement of Loan funds for purposes other than those contemplated in this Agreement. The conditions set forth in Articles IV and V hereof must be satisfied before Bank will make the first advance or disbursement, and the conditions set forth in Article VI hereof must be and remain satisfied before Bank will make each subsequent advance or disbursement.

3.2           Interim Draw Requests.  Each request for a Loan disbursement must be received by Bank at least three (3) business days prior to each Loan disbursement. Requests for advances may be made by telephone or in writing.

3.3           Disbursement Amounts.  Following receipt of the request for advance Bank shall determine the amount of the disbursement it will make in accordance with Bank’s standard draw sheet, a copy of which is attached as Exhibit “A”, provided no Default exists.

3.4           Equity Requirements.          If Bank at any time determines in its reasonable discretion that the Loan proceeds plus the amount of all equity investments made or scheduled to be made are not sufficient to fully complete the Improvements in accordance with the Plans and to pay all other sums due under the Loan Documents, then Bank shall have the option of requiring Borrower to deposit with Bank additional funds from some other source (or submit evidence to Bank of equity investments previously made) in amounts sufficient to cover the resulting deficit before Bank will disburse any additional Loan proceeds. Deposited funds shall be advanced as construction progresses in accordance with this Loan Agreement before any additional Loan disbursements are made.

3.5           Option to Disburse Funds to any Guarantor and/or to Pay Contractors.  If a Default shall exist, at its option, Bank may make Loan disbursements directly to any Guarantor or obligor of the Loan when such party shall be performing the obligations of Borrower hereunder or the General Contractor or any unpaid subcontractor, laborer or material supplier providing labor, services or materials in connection with the construction of the Improvements, and the execution of this Loan Agreement by Borrower shall, and hereby does, constitute an irrevocable direction and authorization to Bank to so disburse the funds. No further direction or authorization from Borrower shall be necessary to warrant such direct disbursements and all such disbursements shall be secured by the Security Documents as fully as if made to Borrower, regardless of the disposition thereof by the General Contractor, any subcontractor, laborer or material supplier so paid.

ARTICLE IV

General Pre-Closing Conditions

Bank shall not be obligated to close the Loan until all of the following conditions have been satisfied by proper evidence or by execution and/or delivery to Bank of the following items requested by Bank, on Bank’s standard form documents where available, and in any event in form and substance satisfactory to Bank:

4.1           Note.      The original Note, properly executed, shall have been delivered to Bank.

4.2           Guaranty.  The original Guaranty(s), properly executed, shall have been delivered to Bank.

4.3           Deed of Trust.  The original Deed of Trust, which shall be a first lien on the Land and Improvements, shall have been properly executed in recordable form and delivered to Bank.

4.4           Loan Agreement.  The original Loan Agreement, properly executed, shall have been delivered to Bank.

4.5           Closing Statement.  An original loan closing statement, properly executed, shall have been delivered to Bank.

4.6           Appraisals. Bank shall have received an appraisal on each Unit or Lot to be funded with the initial advance of Loan proceeds, in form and substance satisfactory to Bank.

4.7           Financial Statements. Bank shall have received financial statements from Borrower and the Guarantor(s) (balance sheet and profit and loss statements).

4.8           Title Policy. Borrower shall have furnished Bank with an ALTA mortgagee policy of title insurance issued by a company and in a form acceptable to Bank covering the Land and Improvements and any appurtenant easements, showing good and marketable title to the Land and Improvements in Borrower’s name and insuring Banks first lien on the Land and Improvements and any appurtenant easements in the full amount of the Loan, without exception for mechanics’ and materialmen’s liens, funds advanced for soft cost or the “standard” exceptions. Such title policy also shall contain a variable rate endorsement, an endorsement insuring access to the Land from an improved, dedicated public street, a revolving or credit line endorsement, an environmental endorsement and any other endorsements requested by Bank (including without limitation, a zoning endorsement, a survey endorsement and a comprehensive endorsement). Any title binder, commitment for title insurance and/or policy exception is subject to approval by Bank. Borrower shall also furnish to Bank true and complete copies of all documents, plats and instruments enumerated as exceptions or otherwise described in the title policy, together with a judgment lien report. The title policy must also include an “outsale guaranty’ endorsement satisfactory to Bank in which the title insurance company agrees to issue title insurance policies, including affirmative mechanics’ and materialmen’s coverage, to subsequent purchasers of the Units and mortgagors of Bank, without any delay to allow unfiled mechanics’ lien claims to expire.

4.9           Survey/Recorded Plat.  If the Land is platted, a copy of the recorded plat for the Land, together with a certification that the plat is the most recent recorded plat on record. If the Land is unplatted, one copy of a recent survey of the Land prepared by a registered land surveyor acceptable to Bank and certified to Bank, the title insurance company, and Borrower. Such survey shall contain a certification as to the applicable flood zone(s) for the Land.

4.10         Flood Hazards. Evidence as to whether or not the Land is located within an area identified as having “special flood hazards” as such term is used in the federal Flood Disaster Protection Act of 1973.

4.11         Flood Hazard Insurance.  If all or any part of the Improvements is or is to be located in an area having “special flood hazards”, a flood insurance application or policy naming Bank as mortgagee must be submitted to Bank. Satisfactory evidence of premium payments must also be provided.

4.12         Builder’s Risk Insurance. An “all-risk”, completed value, non-reporting builder’s risk insurance policy. This policy must be from a company and in a amount satisfactory to Bank, must be sufficient to avoid the application of any co-insurance provisions, must include provisions for a minimum thirty-day advance written notice of any intended policy cancellation or non-renewal, and must designate Bank as mortgagee, and contain a standard mortgagee endorsement.

4.13         Liability Insurance.  General accident and public liability insurance policies as to both Borrower and the General Contractor insuring against all claims for bodily injury, death or property damage occurring upon, in or about any part of the Land and Improvements. The policies must be from companies satisfactory to Bank and supply coverage of not less than $1,000,000.00 per occurrence for death or bodily injury and $100,000.00 per occurrence for property damage. The General Contractor’s policy must include worker’s compensation coverage in an amount sufficient to satisfy statutory requirements.

4.14         Borrower’s Organizational Documents and Resolutions. A certified copy, from the appropriate governmental body or corporate officer, of organizational documents of Borrower, and any partner or member of Borrower, as appropriate, certif5iing that Borrower and/or such partner or member (1) is duly organized, validly existing, and in good standing under the state of its creation, (ii) has the authority under such documents and laws to enter into the Loan as contemplated by the Loan Documents, and (iii) has made all appropriate filings, including without limitation, qualification to do business in the Commonwealth of Virginia necessary to enter into the Loan and execute the Loan Documents. Additionally, Borrower shall provide (A) if appropriate, certified resolutions or other internal documents or writings of Borrower and such partner or member evidencing that Borrower and such partner or member have taken all requisite organizational action, and received all organizational approvals necessary to enter into the Loan and execute the Loan Documents, and (B) such other documents or writings as Bank may request.

4.15         Fictitious Name Certificate.  If Borrower utilizes or intends to utilize a fictitious name, a copy of the Certificate for Transacting Business Under An Assumed Name of Borrower filed in the locations required by applicable law.

4.16         Attorney’s Opinion.  The written opinions of counsel to Borrower and Guarantor, addressed to Bank, acceptable to Bank and Bank’s counsel, as to those matters required by Bank. The attorney’s opinion with respect to the enforceability of remedies provided in any instrument may be made subject to or affected by, applicable bankruptcy, moratorium, reorganization, insolvency or similar laws from time to time in effect affecting the rights of creditors generally.

4.17         Plans and Specifications.  As to each Unit type, one set of the Plans which have been approved by Borrower. The Plans must include architectural, structural, mechanical, plumbing and electrical plans and specifications. The Plans must have been approved by prevailing authorities and agencies and the existing homeowners’ associations.

4.18         Taxpayer Identification Number. Borrower’s federal taxpayer identification number.

4.19         Borrower’s Deed. Copies of the deeds conveying each parcel of the Land to Borrower.

4.20         Miscellaneous. All other Loan Documents or items that are customarily provided in loan transactions of this type and all other Loan Documents or items set forth in the Commitment.

ARTICLE V

Conditions Precedent to First Disbursement for Each Unit or Lot

Bank shall not be obligated to make the first disbursement of Loan proceeds with respect to any Unit or Lot until the following conditions have been satisfied by proper evidence, or by execution and/or delivery to Bank of the following items requested by Bank, on Bank’s standard form documents where available, and in any event in form and substance satisfactory to Bank:

5.1           No Default.  No Default shall have occurred and be continuing.

5.2           No Encumbrances.  The Land shall be free and clear of all liens and encumbrances except for Bank’s Deed of Trust.  Other liens will not be allowed without Bank’s approval.

5.3           Representations and Warranties.  All of the representations and warranties contained in the Loan Documents remain true and correct on the date of the requested first disbursement, and any such representations and warranties relating to Lots or Units shall be true and correct with respect to the Unit or Lot for which such first disbursement has been requested.

5.4           Other Conditions.  All applicable conditions precedent set forth in Article IV shall have been satisfied.

5.5           Appraisal.  Bank shall have received an appraisal for each Unit, in form and substance satisfactory to Bank, indicating its “completed value”.

5.6           Builder’s Risk and Flood Insurance.  Bank shall have received satisfactory evidence that the Unit is covered by Borrower’s builder’s risk insurance policy and, if the Unit is located in a flood hazard zone, Bank shall have received satisfactory evidence that the Unit is covered by Borrower’s flood insurance policy or that application for flood insurance has been made.  Furthermore, if such Unit is located in a flood hazard zone, Borrower shall have executed and delivered to Bank (upon Bank’s request), a Notice of Special Hazard Area in form and substance satisfactory to Bank.

5.7           Plans.  Bank shall have received a true and correct copy of the Plans for that Unit type.

5.8           Survey/Recorded Plat.  If the Land is platted, a copy of the recorded plat for the Land, together with a certification that the plat is the most recent recorded plat on record.  If the Land is unplatted, one copy of a recent survey of the Land prepared by a registered land surveyor acceptable to Bank and certified to Bank, the title insurance company and Borrower.  Such survey shall contain a certification as to the applicable flood zone(s) for the Land.

5.9           Deed.  A copy of the deed conveying each parcel of the Land to Borrower.

5.10         Deed of Trust Amendment.  If such Unit or Lot is not already encumbered by Bank’s Deed of Trust, an amendment or supplement to the Deed of Trust, which provides Bank with a first priority lien on such Unit or Lot, not subject to any exceptions to title which are unacceptable to Bank.

5.11         Title Insurance Endorsement.  If such Unit or Lot is not already insured under the title insurance policy described in Section 4.8 above, Borrower shall have furnished Bank with an endorsement to such title policy that (a) adds such Unit or Lot to the legal description in the policy, (b) insures the continued first priority of the lien of Bank’s Deed of Trust, as amended to include such Unit or Lot, (c) increases the coverage of the policy by the amount advanced with respect to such Unit or Lot, (d) advances the date of the title policy to the date of recordation of the amendment subjecting such Unit or Lot to the lien of the Deed of Trust, and (e) indicates that since the last effective date of the policy (or the effective date of the last such endorsement, if any) there has been no change in the status of title to the property described in the title policy.

5.12         Draw Request.  Bank shall have received and approved Borrower’s Draw Request and/or an original loan closing statement.

5.13         Access and Utilities.  Bank is satisfied that all roads necessary for ingress and egress to the Unit or developed Lot have been completed and that all utility services necessary for the construction of the Improvements are available at the boundaries of the Land and the lot upon which the Unit will be constructed.

ARTICLE VI

Conditions Precedent to Disbursements

Following the First Disbursement

6.1           Periodic Disbursements.  Bank shall not be obligated to make any Loan disbursements for construction of a Unit after the first disbursement until the following requirements and conditions have been and remain satisfied as of the date of each such disbursement:

(a)           No Default shall have occurred and be continuing.

(b)           The Unit is free and clear of all liens and encumbrances except for Bank’s Deed of Trust.  Any subordination liens must be approved by Bank.

(c)           All of the representations and warranties contained in the Loan Documents remain true and correct on the date of the requested disbursement.

(d)           All applicable conditions precedent set forth in Article V have been satisfied.

(e)           All monies previously advanced have been used solely to pay for financing, labor, materials and fixtures used or to be used in the construction of Improvements.

(f)            No mechanic’s or materialmen’s lien or other encumbrance shall have been tiled and remain in effect against the Land or Improvements.

(g)           The construction has been in accordance with the Plans and satisfactory evidence thereof has been furnished to Bank.

(h)           The building permits for the Improvements have been issued and are posted at the respective construction sites.

(i)            Borrower has furnished to Bank an endorsement to the title policy described in Section 4.8 above that (i) increases the coverage of the policy by the amount of the requested disbursement, (ii) advances the effective date of the policy to the date of such disbursement, and (iii) indicates that since the last effective date of the policy (or the effective date of the last such endorsement, if any) there has been no change in the status of title to the property described in the title policy.

6.2           Limitations on Disbursements.  If any of the above conditions are not satisfied, as determined by Bank, in its sole discretion, Bank shall not be obligated to disburse any Loan proceeds.  In addition to the foregoing requirements, Bank reserves the right to require Borrower to furnish prior to each disbursement at Borrower’s expense:  (a) a waiver of lien or release of lien from any contractor, subcontractor, supplier, laborer or other lienor who has furnished labor, materials, or other services for construction of the Improvements; (b) a certificate from the architect, engineer, or Bank’s inspector, certifying that the Improvements have been completed to date in accordance with the Plans; (c) any permits, certificate of occupancy, licenses, or other evidence of compliance with applicable laws and building codes; (d) an affidavit of Borrower that each person or entity supplying materials or performing labor or services in connection with the Improvements has been paid in full; and (e) such other items as may be required by Bank in its discretion.

6.3           Requirements for Disbursement at Unit Completion.  Bank shall not be obligated to make the final construction disbursement as to a particular Unit until the following conditions have been satisfied:

(a)           All improvements on the Unit have been completed to Bank’s satisfaction.

(b)           At Bank’s request, the unconditional certificate of occupancy or final certificate of inspection by appropriate Governmental Authority for the Unit has been delivered to Bank;

(c)           At Bank’s request, the General Contractor’s final waivers and releases of lien made by parties satisfactory to Bank shall have been delivered to Bank; and

(d)           At Bank’s request, Borrower shall have delivered to Bank a fire insurance policy with extended coverage insuring such Unit in the full replacement value of such Unit.

ARTICLE VII

Borrower’s Covenants and Agreements

7.1           Payment and Performance.  Borrower will pay when due all sums owing to Bank under the Note, this Loan Agreement, the Deed of Trust and the other Loan Documents, and perform all obligations as outlined or referenced therein.

7.2           Further Assurances.  On demand by Bank, Borrower will do any act and execute any additional documents reasonably required by Bank to secure the Loan, to confirm or perfect the lien of the Security Documents, including, but not limited to, additional financing statements or continuation statements, new or replacement notes and/or Security Documents and agreements supplementing, extending or otherwise modifying the Loan Documents, certificates as to the amount of the indebtedness evidenced by the Note from time to time, and certificates that Borrower knows of no defaults by or defenses or set-offs against Bank.

7.3           Construction.  Borrower will: (a) continue conscientiously the construction of the Improvements; (b) not discontinue or permit the discontinuance of work on the Improvements for longer than ten (10) consecutive business days; and (c) in any event, complete the Improvements, including installation of any required items of personalty in substantial compliance with the Plans, free and clear of liens or claims of liens for material supplied or for labor or services performed in connection with the construction of the Improvements.

7.4           Payment of Contractors. Borrower covenants to advise Bank immediately, in writing, if Borrower receives any claim of lien in connection with any services, labor or materials furnished in connection with the construction of Improvements, and to remove such liens within ten (10) days after the date of filing.

7.5           Fees and Expenses.  Whether or not the Loan is made or all Loan proceeds disbursed hereunder, Borrower agrees to pay all expenses incurred by Bank, or by Borrower in order to meet Bank’s requirements, in connection with the Loan, including without limitation, commitment and renewal fees or deposits to Bank, fees for appraisal, reappraisal, survey, recording, title insurance, builder’s risk and other insurance premiums, brokerage commissions and claims of brokerage, property taxes, recording taxes and fees, architect’s fees, engineer’s fees, the General Contractor’s fees, and legal fees and costs incurred by Bank in connection with the making and administration of the Loan, the enforcement of Bank’s rights under the Loan Documents, the renewal, modification, or extension of the Loan, or in connection with litigation or threatened litigation by a third party which arises because Bank made the Loan.  Any amounts payable by Borrower pursuant to this Section shall constitute part of the indebtedness which is secured by the Security Documents, and shall be due and payable upon demand.

7.6           Insurance.  Borrower covenants to maintain insurance as required herein and in the Deed of Trust.

7.7           Taxes and Insurance.  Upon the request of Bank, Borrower shall submit to Bank such receipts and other statements which shall evidence, to the satisfaction of Bank, that all taxes, assessments and insurance premiums have been paid in full.

7.8           Additional Construction.  Borrower shall not construct or permit the construction of any improvements on the Land other than those Improvements described in the Plans, or approved in writing by Bank.

7.9           Inventory Status Reports.  When requested by Bank, Borrower shall provide Bank with it’s inventory status report in form and substance acceptable to Bank and any other inventory information of Borrower (or any subsidiary or affiliate of Borrower) reasonably requested by Bank.

7.10         Financial Statements.  When requested by Bank, Borrower and Guarantors shall provide Bank with it’s/their financial statements in form and substance acceptable to Bank and any other financial information of Borrower (or any subsidiary or affiliate of Borrower) and Guarantors reasonably requested by Bank.

7.11         Appraisals.  In addition to the appraisals required by Bank in connection with the disbursement of Loan proceeds for the construction of Units, updated appraisals shall be prepared at Borrower’s expense when requested by Bank.  Such appraisals shall be prepared in accordance with written instructions from Bank and by a professional appraiser selected and engaged by Bank.  Borrower shall cooperate fully with the appraisal process and shall allow the appraisers reasonable access to the Land and Improvements.

7.12         Environmental Protection.  Borrower affirms and incorporates by reference the representations, warranties, terms, conditions, and indemnities relating to environmental protection contained in the Deed of Trust.

7.13         Leases Affecting Land and Improvements.  Borrower shall not, without the express prior written consent of Bank, enter into any lease affecting the Land or Improvements, or any part thereof.

7.14         Assignment of Contracts.  As additional security for the Loan and for the performance by Borrower of all of its obligations hereunder, Borrower hereby assigns to Bank all of Borrower’s interest in any and all contracts, agreements, permits, licenses, approvals, or other documents or writings relating to the construction, sale or management of the Improvements, including but not limited to the Construction Documents and the Plans.  This assignment shall not, however, be deemed to impose upon Bank any of Borrower’s obligations under any such contract.

7.15         Subordinate Financing.  Borrower shall not permit there to exist nor shall Borrower obtain any subordinate financing of the Land, the Improvements or any other property granted as security for the Loan without prior approval of Bank.

7.16         Transfers.  Neither Borrower nor any shareholder, general partner or member of Borrower shall engage in a Transfer (as defined below) without the prior written consent of Bank, which consent shall be withheld or granted in Bank’s sole and absolute discretion.  “Transfer” means the sale, assignment, transfer, hypothecation or disposition of (a) all or any portion of the Land or Improvements (except as may be permitted hereby), (b) shares of stock in any corporation that constitutes Borrower, (b) the general partnership interests (including the proceeds thereof) in any partnership that constitutes Borrower, and (c) the membership interests in any limited liability company that constitutes Borrower.

7.17         Partial Releases of Property.  Provided Borrower is not then in Default hereunder, under the Note, the Deed of Trust or any other Loan Document, Bank will provide partial releases in respect of its interest under the Deed of Trust and other Loan Documents upon the terms and conditions set out in Exhibit “B” attached.  Borrower agrees to reimburse Bank for all out-of-pocket fees and costs, including, without limitation, reasonable legal fees, in connection with the granting of such partial releases and shall provide Bank with any and all information requested by Bank with respect to the Unit or Lot to be released.

7.18         Disclosure of Contracts and Notices.  Borrower shall disclose to Bank upon demand, the names of all persons with whom Borrower has contracted or intends to contract for any construction of Improvements or for the furnishing of labor or materials therefor, and when required by Bank obtain the approval by Bank of all such persons. Borrower shall, during the period in which any Loan proceeds remain outstanding, furnish Bank with copies of all notices received by Borrower (a) claiming any breach or potential breach by Borrower of any Construction Documents, (b) claiming or asserting a right to a lien for work performed on materials provided in connection with construction of Improvements, or (c) from any Governmental Authority asserting that the Land or Improvements may or do violate any laws or regulations the enforcement of which is the responsibility of such Governmental Authority.

7.19         Americans With Disabilities Act.  Borrower covenants and agrees that, during the term of the Loan, to the extent such act is applicable, the Improvements will be in full compliance with the Americans with Disabilities Act (“ADA”), 42 U.S.C Section 12191, et. seq.) as amended from time to time, and the regulations promulgated pursuant thereto. Borrower shall be solely responsible for all ADA compliance costs, including without limitation, attorneys’ fees and litigation costs, which responsibility shall survive the repayment of the Loan and foreclosure of the Land and Improvements.

7.20         Regulation “Z”.  The Loan is exempt from the provisions of the Federal Consumers Credit Protection Act (Truth-in-Lending Act) and Regulation “Z” of the Board of Governors of the Federal Reserve System, because Borrower is a person fully excluded therefrom, and/or because the Loan is only for business or commercial purposes of Borrower and the proceeds of the Loan are not being used for personal, household, family or agricultural purposes.

7.21         Subordination of Shareholder Loans.  Borrower hereby subordinates, to the prior payment to Bank of all sums owing under the Loan, any and all loans, advances, and indebtedness owing from Borrower to shareholders, partners or members of Borrower from time to time, whether or not evidenced by promissory notes.

Borrower shall not make payments of principal and interest for any loan owing to its shareholders, partners or members until the Loan is paid in full.

ARTICLE VIII

Representations and Warranties

8.1           Representations and Warranties.  Borrower hereby represents and warrants to Bank that:

(a)           Representations and Warranties in Other Loan Documents.  All of the representations and warranties contained in the other Loan Documents are true and correct and are incorporated herein by reference as if set out in full.

(b)           Other Financing.  Borrower has not (i) received any other financing for the acquisition of the Land existing as of the date hereof for which a lien equal to or superior to Bank’s Deed of Trust could be successfully asserted, or (ii) received any other financing for the construction of the Improvements.  Any Land subordination must have prior Bank approval.

(c)           Plans.  The Plans have been approved by Borrower, the Guarantors, and each appropriate Governmental Authority.

(d)           Governmental Requirements and Other Requirements.  Borrower will cause the Improvements to be constructed in accordance with the Plans submitted to and approved by Bank, and when so constructed the Land and the Units do and shall comply with all covenants, conditions and restrictions affecting the Land or any portion thereof, and do and shall comply with the requirements of all Governmental Authorities.

(e)           Use of the Land.  To the best of Borrower’s knowledge, there is no (i) plan, study or effort by any Governmental Authority or any nongovernmental person or agency which may adversely affect the current or planned use of the Land, or (ii) any intended or proposed requirement of any Governmental Authority (including, but not limited to, zoning changes) which may adversely affect the current or planned use of the Land.

(f)            Moratorium.  There is no moratorium or like governmental order or restriction now in effect with respect to the Land and, to the best of Borrower’s knowledge, no moratorium or similar ordinance or restriction is now contemplated.

(g)           Permits.  All permits, approvals and consents of Governmental Authorities and public and private utilities having jurisdiction necessary in connection with the Land have been issued and are in good standing.

(h)           Condition of Land.  No defect or condition of the Land or the soil or geology thereof exists which will impair the construction, use, or the operation of the Improvements for their intended purpose.

(i)            Labor and Materials.  All labor and materials contracted for in connection with the construction of the Improvements shall be used and employed solely on the Land in said construction and only in accordance with the Plans.

(j)            Surveys.  The survey, the recorded subdivision plat for the Land, and all plot plans and other documents heretofore furnished by Borrower to Bank with respect to Land and Improvements are accurate and complete as of their respective dates.  There are no encroachments onto the Land and no improvements on the Land encroach onto any adjoining property.

(k)           Construction Costs.  The amount of the hard costs and soft costs are accurate, true and correct and are satisfactory to Borrower.

(1)           Sale of Securities.  Borrower has not instituted, caused to be instituted or been a party to and, to the best of Borrower’s knowledge, there has not been any public offering with respect to the Land and Improvements, or either, within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934.

(m)          Construction Commencement.  Unless specifically waived in writing by Bank, Borrower shall commence construction within forty-five (45) days after the closing date of the loan on each Unit, shall proceed continuously in a workmanlike manner and complete construction within nine (9) months after the initial disbursement of loan proceeds on such Unit.  Bank reserves the right to require Borrower to furnish an itemized cost breakdown for the Improvements to be constructed.

8.2           Reliance on Representations.  Borrower acknowledges that Bank has relied upon Borrower’s representations and is not charged with any knowledge contrary thereto that may be received by an examination of the public records wherein the Land is located or that may have been received by any officer, director, agent, employee or shareholder of Bank.

8.3           Certificate Regarding Loan Status.  Upon Bank’s request, Borrower and Guarantors shall provide Bank with a written certification, certifying to such matters related to the Loan as Bank may request, including, but not limited to, a statement that Borrower and Guarantors are not in Default.

8.4           Year 2000 Compliance.  Borrower has reviewed and assessed its and its subsidiaries’ computer applications. Borrower reasonably believes that those computer applications, and those of its suppliers and vendors that are material to its and its subsidiaries’ businesses, are “Year 2000 compliant” (that is, able to perform properly date sensitive functions involving dates prior to and after December 31, 1999).  Borrower will promptly notify Bank if Borrower discovers that any of those computer applications (including those of its suppliers and vendors) are not Year 2000 compliant.

ARTICLE IX

Bank’s Rights and Remedies

The following rights and remedies are available to Bank:

9.1           Acceleration.  Upon the occurrence of a Default, the entire unpaid principal balance of the Loan and all accrued but unpaid interest thereon and any costs or expenses then due to Bank and any and all other obligations of Borrower to Bank, shall, at the option of Bank and without notice to Borrower, become immediately due and payable.

9.2           Completion of Construction.  From and after the occurrence of a Default, Bank shall be entitled to have and use the Plans and the Construction Documents and, after first having given written notice to the architect, the engineer, or the General Contractor, shall be entitled from and after such notice to enjoy and enforce all of the rights of Borrower under the architect’s contract, engineer’s contract, the Plans or the Construction Documents.  Borrower hereby irrevocably constitutes and appoints Bank its true and lawful attorney-in-fact with full power of substitution to complete the Improvements in the name of Borrower.  Borrower hereby empowers Bank as it attorney-in-fact as follows:  (a) to use any funds of Borrower, including any Loan proceeds or equity deposits which may remain undisbursed hereunder, for the purpose of completing the Improvements in accordance with the Plans; (b) to make such additions, changes, modifications, or corrections in, or deviations from, the Plans as shall be necessary or desirable to complete the Improvements; (c) to employ such contractors, subcontractors, agents, architects, engineers, inspectors, or other parties as shall be required for said purposes; (d) to pay, settle, or compromise all existing bills and claims which may be liens against the Improvements or as may be necessary or desirable in the sole discretion of Bank for the completion of the Improvements or for clearance of title; (e) to direct use of and/or use all or any part of the labor, materials, supplies and equipment contracted for, owned by, or under the control of Borrower, whether or not previously incorporated into the Improvements; (f) to execute all applications and certificates in the name of Borrower which may be required by the Construction Documents, the architect’s contract, the engineer’s contract, Plans, or any of the contract documents; (g) to prosecute and defend all actions or proceedings in connection with the Land or the construction of the Improvements and take such action and require such performance as Bank shall deem necessary under any performance or payment bond; and (h) to do any and every act with respect to construction or completion of the Improvements or the closing of any permanent financing which Borrower might do in its own behalf including, without limitation, execution, acknowledgment, and delivery of all instruments, documents, and papers in the name of Borrower as may be necessary or desirable in the sole discretion of Bank.  It is further understood and agreed that this power of attorney which shall be deemed to be a power coupled with an interest, cannot be revoked.  All sums expended by Bank pursuant hereto shall be deemed to have been disbursed to Borrower and secured by the Security Documents, and the other Loan Documents.

9.3           Disputes.  Where disputes have arisen which, in the opinion of Bank, may endanger timely completion of the Improvements or fulfillment of any condition or covenant herein, Bank may agree to disburse Loan proceeds for the account of Borrower without prejudice to Borrower’s rights, if any, to recover said proceeds from the party to whom paid.  Such agreement or agreements may take the form which Bank in its discretion deems proper, including, but without limiting the generality of the foregoing, agreements to indemnify (on behalf of Borrower and/or for Bank’s own account) any title insurer against possible assertion of lien claims, agreements to pay disputed amounts and the like.  All sums paid or agreed to be paid pursuant to such undertaking shall be advances of Loan proceeds.

9.4           Remedies Cumulative; Nonwaiver.  All remedies of Bank provided for herein or in the other Loan Documents are cumulative and shall be in addition to any and all other rights and remedies provided for or available under the other Loan Documents, at law or in equity.  The exercise of any right or remedy by Bank hereunder shall not in any way constitute a cure or waiver of a Default hereunder or under the Loan Documents, or invalidate any act done pursuant to any notice of the occurrence of a Default, or prejudice Bank in the exercise of any of its rights hereunder or under any of the other Loan Documents, unless, in the exercise of said rights, Bank realizes all amounts owed to it under the Loan Documents.

9.5           No Liability of Bank.  Whether or not Bank elects to employ any or all remedies available to it in the event of an occurrence of a Default, Bank shall not be liable for the construction of or failure to construct or complete or protect the Improvements or for payment of any expense incurred in connection with the exercise of any remedy available to Bank or for the construction or completion of the Improvements or for the performance or nonperformance of any other obligation of Borrower.

9.6           Security Interest.  It is understood and agreed that Bank shall have and enjoy and is hereby granted a lien on, and a security interest in, all collateral described in the Deed of Trust, and including without limitation, any and all materials (stored on-site or off-site), reserves, deferred payments, deposits or advance payments for materials (stored on-site or off-site) undisbursed Loan proceeds, insurance refunds, impound accounts, refunds for overpayment of any kind, and such lien and security interest shall constitute additional security for the indebtedness of Borrower to Bank, and Bank shall have and possess any and all rights and remedies of a secured party provided by law with respect to enforcement of and recovery on its security interest on such items and amounts.  In the event of a conflict between this paragraph and any security interest granted pursuant to the Deed of Trust, the Deed of Trust shall control.

9.7           Cessation of Funding.  Upon the occurrence of a Default, Bank shall have the right to immediately terminate any further disbursements of Loan proceeds.

ARTICLE X

General Conditions

The following conditions shall apply throughout the term of this Loan Agreement:

10.1         Waivers.  No waiver of any Default or breach by Borrower hereunder shall be implied from any delay or omission by Bank to take action on account of such Default, and no express waiver shall affect any Default other than the Default specified in the waiver and it shall be operative only for the time and to the extent therein stated.  The waiver of any covenant, term or condition contained herein shall not be implied by any act or omission of Bank, and any such waiver must be in a writing signed by an authorized officer of Bank, and shall not be construed as a waiver of any subsequent breach of the same covenant, term or condition.  The consent or approval by Bank to or of any act by Borrower requiring further consent or approval shall not be deemed to waive or render unnecessary the consent or approval to or of any subsequent or similar act.  No single or partial exercise of any right or remedy of Bank hereunder shall preclude any further exercise thereof or the exercise of any other or different right or remedy.

10.2         Benefit.  This Loan Agreement is made and entered into for the sole protection and benefit of Bank and Borrower, their successors and assigns, and no other person or persons shall have any right to action hereon or rights to the Loan proceeds at any time, nor shall Bank owe any duty whatsoever to any claimant for labor or services performed or material furnished in connection with the Land or Improvements, or to apply any undisbursed portion of the Loan to the payment of any such claim, or to exercise any right or power of Bank hereunder or arising from any Default by Borrower.

10.3         Assignment.  The terms hereof shall be binding upon and inure to the benefit of the heirs, successors, assigns, and personal representatives of the parties hereto; provided, however, that Borrower shall not assign this Loan Agreement or any of its rights, interests, duties or obligations hereunder or any Loan proceeds or other moneys to be advanced hereunder in whole or in part without the prior written consent of Bank and that any such assignment (whether voluntary or by operation of law) without said consent shall be void. It is expressly recognized and agreed that Bank may assign this Loan Agreement, the Note, the Security Documents, and any other Loan Documents, in whole or in part, to any other person, firm, or legal entity provided that all of the provisions hereof shall continue in full force and effect and, in the event of such assignment, Bank shall thereafter be relieved of all liability under the Loan Documents and any Loan disbursements made by any assignee shall be deemed made in pursuance and not in modification hereof and shall be evidenced by the Note and secured by the Security Documents and any other Loan Documents.

10.4         Amendments.  This Loan Agreement shall not be amended except by a written instrument signed by all parties hereto.

10.5         Terms.  Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

10.6         Governing Law and Jurisdiction.  This Loan Agreement and the other Loan Documents and all matters relating thereto shall be governed by and construed and interpreted in accordance with the laws of the Commonwealth of Virginia, the State of North Carolina and the State of South Carolina, as applicable.  Borrower and all of its general partners hereby submit to the jurisdictions of the state and federal courts located in Virginia, North Carolina and South Carolina and agree that Bank may, at its option, enforce its rights under the Loan Documents in such courts.  This Loan Agreement is executed under seal, and the designation (“SEAL”) next to any corporate party’s signature shall be as effective as affixing a corporate seal physically hereto.

10.7         Publicity.  At Bank’s request and expense, and subject to applicable laws, regulations and restrictions, Borrower shall place upon the Land, at a location mutually acceptable to Borrower and Bank, a sign or signs advertising the fact that financing is being provided by Bank.  Bank shall also have the right to secure printed publicity through newspaper and other media concerning the Land and source of financing.

10.8         Savings Clause.  Invalidation of any one or more of the provisions of this Loan Agreement shall in no way affect any of the other provisions hereof, which shall remain in full force and effect.

10.9         Execution in Counterparts.  This Loan Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument, and in making proof of this Loan Agreement, it shall not be necessary to produce or account for more than one such counterpart.

10.10       Captions.  The captions herein are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Loan Agreement nor the intent of any provision hereof.

10.11       Notices.  All notices required to be given hereunder shall be given in accordance with the requirements of the Note.

10.12       Mandatory Arbitration.  Any controversy or claim between or among the parties hereto including but not limited to those arising out of or relating to this Loan Agreement or any related agreements or instruments, including any claim based on or arising from an alleged tort, shall be determined by binding arbitration in accordance with the Federal Arbitration Act (or if not applicable, the applicable state law), the Rules of Practice and Procedure for the Arbitration of Commercial Disputes of Judicial Arbitration and Mediation Services, Inc. (J.A.M.S.), and the “Special Rules” set forth below.  In the event of any inconsistency, the Special Rules shall control.  Judgment upon any arbitration award may be entered in any court having jurisdiction.  Any party to this Loan Agreement may bring an action, including a summary or expedited proceeding, to compel arbitration of any controversy or claim to which this Loan Agreement applies in any court having jurisdiction over such action.

(a)           Special Rules.  The arbitration shall be conducted in the City of Richmond, Virginia and administered by J.A.M.S. who will appoint an arbitrator; if J.A.M.S. is unable or legally precluded from administering the arbitration, then the American Arbitration Association will serve. All arbitration hearings will be commenced within 90 days of the demand for arbitration; further, the arbitrator shall only, upon a showing of cause, be permitted to extend the commencement of such hearing for up to an additional 60 days.

(b)           Reservation of Rights.  Nothing in this Loan Agreement shall be deemed to (i) limit the applicability of any otherwise applicable statutes of limitation or repose and any waivers contained in this Loan Agreement; or (ii) be a waiver by Bank of the protection afforded to it by 12 U.S.C. Sec. 91 or any substantially equivalent state law; or (iii) limit the right of Bank hereto (A) to exercise self help remedies such as (but not limited to) setoff, or (B) to foreclose against any real or personal property collateral, or (C) to obtain from a court provisional or ancillary remedies such as (but not limited to) injunctive relief or the appointment of a receiver. Bank may exercise such self help rights, foreclose upon such property, or obtain such provisional or ancillary remedies before, during or after the pendency of any arbitration proceeding brought pursuant to this Agreement. At Bank’s option, foreclosure under a deed of trust or mortgage may be accomplished by any of the following: the exercise of a power of sale under the deed of trust or mortgage, or by judicial sale under the deed of trust or mortgage, or by judicial foreclosure. Neither this exercise of self help remedies nor the institution or maintenance of an action for foreclosure or provisional or ancillary remedies shall constitute a waiver of the right of any party, including the claimant in any such action, to arbitrate the merits of the controversy or claim occasioning resort to such remedies.

IN WITNESS WHEREOF, the parties have signed and sealed this Loan Agreement as of the day and year first above written.

Borrower

PARKER & LANCASTER CORPORATION, a Virginia corporation

By:	J. Phillip Harris	(SEAL)
J. Phillip Harris
Vice President

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Bank

BANK OF AMERICA, N.A., a national banking association

By:	Charles C. Payne, Jr.		(SEAL)
	Name:	Charles C. Payne, Jr.
	Title:	Vice President

EXHIBIT B

Partial Releases

PARTIAL RELEASES.  Provided that Borrower is not then in Default hereunder, under the Note, the Deed of Trust or any other Loan Document, Bank will provide partial releases of Lots and Units from the lien of the Deed of Trust upon the following terms:

(1)           If the partial release relates to Lots in connection with a bona fide sale or construction loan on which no home construction advances have been made:

(a)           Borrower shall be given written notice of the request for each partial release at least 5 business days prior to each partial release.

(b)           The cost of each partial release, including reasonable attorney’s fees for Bank’s attorney, shall be paid by Borrower.

(c)           Contemporaneously with the delivery to Borrower of each partial release, Borrower shall pay an amount equal to the total actual amount advanced under the Loan on account of the Lot to be released, together with interest accrued thereon.

(2)           If the partial release relates to Units on which advances of Loan proceeds have been made, Borrower shall prepay principal on the Note in an amount equivalent to the total actual amount advanced by Bank under the Loan on account of the Unit to be released, together with interest accrued thereon.  The costs incurred by Bank in connection with each partial release, including reasonable attorneys’ fees for Bank’s attorney, shall be paid by Borrower.